INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made as of this 18th day of December, 1996, by and among Meridian Investment Management Corporation, a Colorado corporation (the "Adviser"), Wellington Management Company, LLP, a Massachusetts limited liability partnership (the "Sub-Adviser" or "Wellington Management") and the ICON Funds, a Massachusetts business trust (the
"Company").

WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated October 9, 1996 (the "Advisory Agreement") with the Company, pursuant to which the Adviser serves as investment adviser to the ICON Short-Term Fixed Income Fund (the "Fund"); and

WHEREAS, the Adviser and the Company each desire retain the Sub-Adviser to provide investment management services to the Fund, and the Sub-Adviser is willing to render such investment management services.

NOW, THEREFORE, the parties hereto agree as follows:

1
(a)
Subject to supervision by the Adviser and the Company's  Board of Trustees,  the
Sub-Adviser  shall  manage  the  investment  operations  of  the  Fund  and  the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's Prospectus (such Prospectus and the Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following:

         (1)
         The Sub-Adviser shall provide supervision of the Fund's investments and determine from time to time what investments and securities will be purchased, retained or sold by the Fund, and what portion of the costs will be invested or held uninvested in cash.

         (2)
         In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Company's Certificate of Incorporation and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Company and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, as each is amended from time to time.

         (3)
         The Sub-Adviser shall have full and complete discretion to establish brokerage accounts with one or more brokers, dealers or other financial intermediaries as Sub-Adviser may select in accordance with its customary practices and procedures, including those which from time to time may furnish to Sub-Adviser or its affiliates statistical and investment research information and other services. Sub-Adviser will place orders with or through such brokers, dealers or other financial intermediaries in accordance with Wellington Management's Statement of Policy on Brokerage Practices and the policy with respect to brokerage set forth in the Fund's Registration Statement (as defined herein) or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Fund and to such other clients.

         (4)
         The Sub-Adviser shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs (b)(5),
         (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Company's Board of Trustees such periodic and special reports as the Company's Board of Trustees may reasonably request.

         (5)
         The Sub-Adviser shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the Fund's assets and shall provide the Adviser with such information upon request of the Adviser.

         (6)
         The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Company.

(b)
Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

(c)
The Sub-Adviser shall keep the Fund's books and records required to be maintained by the Sub-Adviser pursuant to paragraph 1(a) of this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the

Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) of this Agreement.

2
The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.

3
The Adviser has delivered to the Sub-Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a)
The Company's Master Trust Agreement (as in effect on the date of this Agreement and as amended from time to time, herein called "Charter");

(b)
By-Laws of the Company (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

(c)
Certified resolutions of the Company's Board of Trustees authorizing the appointment of the Adviser and the Sub-Adviser with respect to the Fund, and approving the form of this Agreement;

(d)
Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's beneficial shares, and all amendments thereto;

(e)
Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission, and all amendments thereto; and

(f)
Prospectus of the Fund.

4
For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore a sub-advisory fee payable on a quarterly basis, based on the average month-end net assets of the Fund for each such calendar quarter. The fee rate will be equal to one fourth of the annual rates as follows:

  Average Net Assets                   Annual Rate
  ------------------                   -----------
On First $ 250 million                     0.20%
On Next $ 250 million                      0.15%
Over $ 500 million                         0.125%

Notwithstanding the foregoing, the minimum fee payable to the Sub-Adviser on an annual basis shall be $100,000. If Sub-Adviser shall serve for less than the whole of any quarterly period, its compensation determined as provided herein will be calculated and payable on a pro rata basis for the period of the calendar quarter for which it has served as Sub-Adviser.

5
The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Adviser in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting form willful misfeasance, bad faith or negligence on the Sub-Adviser's part in the performance of it duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

6
This Agreement shall continue in effect for a period of more than two years from December 18, 1996 only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Directors of the Company or by the vote of a majority of the outstanding voting securities of such Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other parties, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the other parties. This Agreement shall terminate automatically and immediately in the event of its assignment. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the Commission under the 1940 Act.

7
Nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's partners, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

8
During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all Prospectus, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Fund, the Company or the public that refer to the Sub-Adviser. Such materials may be deemed to have been approved by Sub-Adviser unless Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

9
No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of the majority of the outstanding voting securities of the Fund.

10
This  Agreement   shall  be  governed  by  the  laws  of  the   Commonwealth  of
Massachusetts; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11
This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

12
Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

13
Any notice, advice, or report to be given pursuant to this Agreement shall be delivered or mailed:

To the Adviser at:

         Meridian Investment Management Corporation
         12835 East Arapahoe Road, Tower II
         Englewood, Colorado  80112
         Attention:  Michael J. Hart

To Sub-Adviser at:

         Wellington Management Company, LLP
         75 State Street
         Boston, Massachusetts  02109
         Attention:  Legal Department

To the Company or the Fund at:

         ICON Funds
         c/o AmeriPrime Financial Services, Inc.
         1793 Kingswood Drive, Suite 200
         Southlake, Texas  76092
         Attention:  Kenneth Trumpfheller

14
Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

15
A copy of the Charter of the Company is on file with the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Company as Trustees, and that the obligations of this instrument are not binding upon any of the Trustees, officers, or shareholders of the Company individually but binding only upon the assets and property of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

Meridian Investment Management Corporation

By:         \S\Michael J. Hart
            ------------------

Title:       President
            ------------------

Wellington Management Company, LLP

By:         \S\Duncan M. McFarland
             -------------------------------------

Title:       President and Chief Executive Officer
             -------------------------------------

ICON Funds

By:          \S\Michael J. Hart
             ------------------

Title:       President
             ------------------